UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 5, 2014

Epicure Charcoal, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-185368	45-5538945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

112 North Curry Street, Carson City, Nevada, 89703

(Address of Principal Executive Offices) (Zip Code)

(775)-321-8228

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant’s Certifying Accountant

On November 5, 2014, Kenne Ruan, CPA, P.C (“Kenne Ruan”), notified Epicure Charcoal, Inc., a Nevada corporation (the “Company”), that Kenne Ruan had resigned as the independent registered public accounting firm of the Company effective November 5, 2014.

The reports of Kenne Ruan regarding the Company’s balance sheet as of September 30, 2013 and the statements of operations, stockholders’ deficit and cash flows for the years then ended and for the period from June 21, 2012 (inception) through September 30, 2013, contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle. The reports of Kenne Ruan, however, stated that there is substantial doubt about the Company’s ability to continue as a going concern. Kenne Ruan’s report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles and also describe the nature of each such adverse opinion, disclaimer of opinion, modification, or qualification.

From the period as of, and from, June 21, 2012 (inception) through September 30, 2013, and during the subsequent interim period through the date of resignation, the Company had no disagreement with Kenne Ruan on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Kenne Ruan, would have caused them to make reference thereto in their report on the Company’s financial statements for such period from June 21, 2012 (inception) through September 30, 2013. There were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Kenne Ruan a copy of the above disclosures and requested Kenne Ruan to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Kenne Ruan’s response is attached as Exhibit 16.1 to this Current Report on Form 8-K.

The Company is currently seeking a new independent registered public accounting firm.

9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

16.1	Letter dated November 10, 2014 from Kenne Ruan, CPA, P.C

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Epicure Charcoal, Inc.

Dated: November 10, 2014	By	/s/ Alex Robertson
Alex Robertson
President, Secretary Treasurer, Principal Executive Officer,
Principal Financial Officer